EXHIBIT (J)(1-a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As Independent Public Accountants, we hereby consent to the incorporation by reference of our report dated January 18, 2002 on our audit of the financial statements and the financial highlights of the North Track Funds (comprising the Wisconsin Tax-Exempt Fund), and to all references to our firm, included in or made a part of this Form N-1A Registration Statement, Post-Effective Amendment No. 63.

ARTHUR ANDERSEN LLP

/s/  Arthur Andersen LLP

Milwaukee, Wisconsin
April 30, 2002